Exhibit 5.1

July 21, 2008	+1 617 526 6000 (t)
+1 617 526 5000 (f)
wilmerhale.com

LTX Corporation

825 University Avenue

Norwood, Massachusetts 02062

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-4 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of up to an aggregate of 71,506,624 shares (the “Shares”) of Common Stock, par value $0.05 per share (the “Common Stock”), of LTX Corporation, a Massachusetts corporation (the “Company”), issuable pursuant to the Agreement and Plan of Merger, dated as of June 20, 2008 (the “Merger Agreement”), by and among the Company, Zoo Merger Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), and Credence Systems Corporation, a Delaware corporation (“Credence”), pursuant to which Merger Sub will merge with and into Credence and Credence will become a wholly-owned subsidiary of the Company.

We are acting as counsel for the Company in connection with the issuance by the Company of the Shares. We have examined signed copies of the Registration Statement as filed with the Commission. We have also examined and relied upon the Merger Agreement, minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, stock record books of the Company as provided to us by the Company, the Articles of Organization and By-Laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

Based upon and subject to the foregoing, we are of the opinion that, upon the approval by the stockholders of the Company of the issuance of the Shares and an amendment to the Company’s Articles of Organization increasing the number of authorized shares of Common Stock from 200,000,000 to 400,000,000 (the “Charter Amendment”) and the filing of the Charter Amendment with the Secretary of the Commonwealth of Massachusetts, the Shares will be duly authorized for issuance and, when the Certificate of Merger is filed with the Secretary of State of the State of Delaware and the Shares are issued, each in accordance with the terms and conditions of the Merger Agreement, the Shares will be validly issued, fully paid and nonassessable.

Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109

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LTX Corporations
July 21, 2008

It is understood that this opinion is to be used only in connection with the issuance of the Shares while the Registration Statement is in effect.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Joint Proxy Statement/Prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

WILMER CUTLER PICKERING HALE AND DORR LLP

By:	/s/ HAL LEIBOWITZ
Hal Leibowitz, a Partner